EXHIBIT 24

                              POWER OF ATTORNEY

      We, the undersigned officers and directors of Parlex Corporation, hereby severally constitute and appoint Herbert W. Pollack and Steven M. Millstein, and each of them singly, our true and lawful attorneys, with full power indicated below, to sign for us the Report on Form 10-K of Parlex Corporation for the fiscal year ended June 30, 1999 and any required amendments thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said Report and any and all such amendments.

      Witness our hands on the dates set forth below:

Dated: August 24, 1999


* /s/ Sheldon A. Buckler               Director
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      Sheldon A. Buckler

* /s/ Richard W. Hale                  Director
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      Richard W. Hale

* /s/ M. Joel Kosheff                  Director
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      M. Joel Kosheff

* /s/ Peter J. Murphy                  Director
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      Peter J. Murphy

* /s/ Lester Pollack                   Director
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      Lester Pollack

* /s/ Benjamin Rabinovici              Director
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      Benjamin Rabinovici